Oasis Midstream Partners LP Announces Pricing of $450 Million Inaugural Senior Notes Offering

HOUSTON, March 26, 2021 /PRNewswire/ -- Oasis Midstream Partners LP (Nasdaq: OMP) (the “Partnership” or “OMP”) announced today the pricing of its private placement to eligible purchasers of $450 million in aggregate principal amount of 8.00% senior unsecured notes due 2029. The notes were priced at par. The offering is expected to close on March 30, 2021, subject to customary closing conditions.

The Partnership intends to use the net proceeds from this offering to make a distribution to Oasis Midstream Services LLC, a wholly-owned subsidiary of Oasis Petroleum Inc., in connection with the previously announced simplification transaction with Oasis Petroleum Inc., in the amount of approximately $231.5 million and to repay approximately $205.5 million of outstanding borrowings under OMP’s revolving credit facility.

The notes to be offered have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”), or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States absent an applicable exemption from, or a transaction not subject to, registration requirements of the Securities Act and applicable state securities laws. The notes are being offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Contact:
Oasis Midstream Partners LP
Taylor Reid, Director and Chief Executive Officer
Richard N. Robuck, SVP and Chief Financial Officer
Bob Bakanauskas, Director of Investor Relations
(281) 404-9600

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the intended use of offering proceeds and other aspects of the notes offering. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

These include, but are not limited to, closing of the previously announced simplification transaction and related transactions, closing of the proposed offering and the intended use of proceeds, the Partnership’s ability to integrate acquisitions into its existing business, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership’s business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP

Oasis Midstream Partners LP is a premier gathering and processing master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

SOURCE Oasis Midstream Partners LP